EXHIBIT 99.2

JOINT FILER INFORMATION

Item	Information
Name:	DNT Asset Trust
Address:	270 Park Avenue New York, New York 10017
Date of Event Requiring Statement (Month/Day/Year):	02/09/2026
Issuer Name and Ticker or Trading Symbol:	BLACKROCK MUNIHOLDINGS FUND, INC. [MUE]
Relationship of Reporting Person(s) to Issuer:	10% Owner
If Amendment, Date Original Filed (Month/Day/Year):	Not Applicable
Individual or Joint/Group Filing:	Form filed by More than One Reporting Person
Signature:	DNT ASSET TRUST By: /s/ Tim A. Self Name: Tim A. Self Title: Authorized Officer Date: 02/26/2026